EXHIBIT 99.4

FOR IMMEDIATE RELEASE

DOBSON COMMUNICATIONS REPORTS $48.6 MILLION IN FOURTH QUARTER OPERATING INCOME

Company to Discuss Reduced 2004 Expectations at Investors Conference

     OKLAHOMA CITY, February 17, 2004 (PRIMEZONE) — Dobson Communications Corporation (Nasdaq:DCEL) (“Dobson”) today reported operating income of $48.6 million for the fourth quarter ended December 31, 2003, an increase of 33 percent over operating income of $36.6 million for the same quarter last year.

     The Company reported a net loss of $68.4 million for the period, compared with net income of $8.3 million for the fourth quarter of 2002.

     Dobson reported a net loss applicable to common shareholders of $70.3 million, or $0.53 per share, for the fourth quarter of 2003 (Table 1). The average of total shares outstanding for the fourth quarter of 2003 was approximately 133.7 million. For the fourth quarter of 2002, Dobson recorded net income applicable to common shareholders of $25.6 million, or $0.28 per share, based on approximately 90.1 million average shares outstanding.

     In accordance with GAAP, these totals reflect Dobson’s 100 percent ownership in American Cellular from August 19, 2003. Results for prior periods reflect Dobson’s 50 percent ownership of American Cellular, showing the subsidiary’s results as “Loss from investment in joint venture.” Complete results for American Cellular for all relevant periods are reflected in Table 5.

     Dobson’s 2003 results include the operations of the Anchorage Metropolitan Service Area (MSA) and Alaska Rural Service Area (RSA) 2 from their date of acquisition on June 17, 2003, and not for the fourth quarter of 2002. Dobson acquired them in exchange for its Santa Cruz MSA and California RSA 4 properties.

     Dobson’s fourth quarter net loss applicable to common shareholders included:

•	A $24.2 million loss from the extinguishment of debt, related to the redemption in the fourth quarter of Dobson/Sygnet Communications Corporation notes and the termination of the Dobson/Sygnet credit facility, which was replaced by a new credit facility;

•	A $26.8 million loss related to the repurchase of preferred stock in the quarter;

•	$12.7 million in cash and non-cash dividends on mandatorily redeemable preferred stock; and

•	A $596,100 loss from discontinued operations, net of taxes, and a $12.7 million loss on disposal of discontinued operations, net of taxes, both related to the Company’s pending swap of its Maryland RSA 2 property for the Michigan RSA 5 property owned by Cingular Wireless. Beginning with the fourth quarter of 2003, the results of the Maryland RSA 2 property are listed as discontinued operations for the quarter and prior periods. Results of operations for Michigan

RSA 5 will be included in Dobson’s operating results in the quarter when the swap transaction is completed, which the Company expects in the first quarter of 2004. And

•	$1.9 million in dividends on preferred stock, related to Dobson’s newly issued Series F convertible preferred stock.

Discontinued Operations

     Footnote 2 of Table 1 reflects the operating results from discontinued operations in greater detail.

     Operating results from discontinued operations for the full year 2003 include the results of the two California properties from January 1 until they were disposed June 17, 2003, and results for Maryland RSA 2 for the 12 months. The total of $33.8 million in EBITDA includes approximately $18.0 million in EBITDA from the California properties and approximately $15.8 million from Maryland RSA 2.

Fourth Quarter 2002 Results

     Dobson reported net income applicable to common shareholders of $25.6 million for the fourth quarter of 2002, which included $4.9 million in other expense, net of taxes, primarily related to the write-off of the remaining costs related to Dobson’s participation in FCC Auction 35; and $5.9 million in income from discontinued operations, relating to the California and Maryland properties mentioned above.

     Also included were $22.8 million in dividends on preferred stock and a $40.1 million gain that represented the excess of liquidation preference amount over the repurchase price of preferred stock in the fourth quarter last year.

Revenue and EBITDA

     Dobson reported total revenue for the fourth quarter of 2003 of $250.3 million, of which $185.7 million, or 74.2 percent, was service revenue generated by Dobson’s subscribers. Roaming revenue in the fourth quarter was $56.1 million, or 22.4 percent of total revenue.

     As noted above, Dobson acquired 100 percent ownership in American Cellular in August 2003. For more detail on revenue and expenses at the Dobson Cellular and American Cellular subsidiaries, please see Tables 4 and 5.

     Dobson reported $94.2 million in EBITDA for the fourth quarter of 2003, compared with $55.7 million for the fourth quarter of 2002.

     EBITDA was lower than expected in the fourth quarter of 2003. The Company attributed this decline to:

•	The decline in roaming revenue in Dobson’s total revenue mix, due to slower growth in roaming MOUs overall, particularly with AT&T Wireless (NYSE: AWE), which is Dobson’s largest roaming customer.

•	General and administrative expenses in the fourth quarter of 2003 were increased by approximately $4 million, which the Company related to higher bad debt expense, higher billing costs during the transition to a new billing system, the incremental costs of a transition services agreement with AT&T

Wireless for Dobson’s new Alaska properties in October and November, and an increased property tax assessment in Kentucky, due to changes in the manner in which valuations are determined.

     Dobson’s two subsidiaries, Dobson Cellular Systems and American Cellular, reported a combined gain of only 3 percent in roaming MOUs for the fourth quarter, to a combined total of approximately 327 million MOUs, compared with a combined total of in the fourth quarter of 2002 of approximately 316 million MOUs.

     The subsidiaries’ combined roaming yield per MOU for the most recent quarter declined 32 percent to approximately $0.17, compared with $0.25 per minute for the same quarter last year.

     Under Dobson’s current roaming agreements with Cingular Wireless and AT&T Wireless, the roaming rates that Dobson receives have been reduced in 2002 and 2003, as have been the off-network roaming rates that Dobson pays to its roaming partners. The reduction in Dobson’s off-network roaming rates has enabled the Company to significantly reduce cash cost per user over the past two years.

     Dobson Communications generated approximately 89,100 gross subscriber additions (postpaid) for the fourth quarter of 2003. Total net subscriber additions for the quarter were 14,400, reflecting postpaid customer churn of 1.9 percent.

     As previously announced, Dobson adjusted its subscriber base by a negative 4,900 subscribers at the end of the quarter, increasing its postpaid subscribers in Alaska by approximately 1,700, and reducing the number of prepaid subscribers by approximately 6,600. Dobson’s year-end 2003 total of 1,552,100 subscribers also reflected the removal of 36,300 subscribers in MD RSA 2 (discontinued) from the Company’s base.

Results for Fiscal 2003

     For the year ended December 31, 2003, Dobson reported service revenue of $505.9 million, roaming revenue of $201.2 million, and total revenue of $735.8 million (Table 1). As noted above, prior to August 19, 2003, Dobson was a 50-percent owner of American Cellular.

     For the year, the Company reported a net loss of approximately $24.0 million, and net income applicable to common shareholders of $151.0 million, or $1.38 per share on a fully diluted basis. Net income applicable to common shareholders included:

•	A $52.3 million loss from extinguishments of debt;

•	A $218.3 million gain on the repurchases of preferred stock before July 1, when the Company adopted SFAS 150, and a $26.8 million loss from redemption of preferred stock, related to stock redeemed after July 1;

•	$43.3 million in dividends on preferred stock, paid on mandatorily redeemable preferred stock before July 1 and paid on the Series F preferred stock since inception, and $30.6 million in dividends on mandatorily redeemable preferred stock, paid after July 1; and

•	$11.9 million in income from discontinued operations and a $14.8 million gain from disposal of discontinued operations, both net of taxes.

     For 2002, Dobson reported a net loss of $166.5 million and a net loss applicable to common shareholders of $190.6 million, or $2.10 per share.

Capital Expenditures and Balance Sheet

     Capital expenditures were approximately $45.4 million in the Dobson Cellular markets and $12.6 million in the American Cellular markets in the fourth quarter, bringing full-year capital expenditures to approximately $199.9 million for the two entities combined. Capital expenditures of $4.7 million in MD RSA 2 in 2003 are not included in these totals.

     As of January 31, 2004, the Company had overlaid approximately 786 of its 1,727 total cell sites with GSM/GPRS/EDGE hardware, compared with approximately 625 at year-end 2003. The Company is on schedule and budget to have overlaid all of its cell sites in the Continental United States with the new technology by the end of March 2004; to overlay its Alaska properties in the second quarter of 2004; and to upgrade its data service capabilities with EDGE software in the second quarter of 2004.

     The Company ended the year with approximately $208 million in cash and cash equivalents, approximately $2.4 billion in total debt, and approximately $376 million in preferred stock obligations (Table 2).

Investors Conference

     Dobson plans to hold its 2004 Investors’ Conference at The Waldorf-Astoria in New York City, beginning at 8:30 a.m. ET on Wednesday, February 18, 2004. Investors will also be able to listen by phone or via web-cast on Dobson’s web site at www.dobson.net. The PowerPoint presentation for the Investors Conference will also be available on Dobson web site.

     At the meeting, the Company expects to reduce significantly its EBITDA guidance for 2004, based on updated, reduced estimates of roaming revenue in 2004 and additional data on revenue and expenses. The Company also intends to review fourth quarter 2003 results and to provide a general overview of expectations for 2005 and beyond.

     Those interested may access the call by dialing:

Conference call	(800) 289-0436
Pass code	753890

     A replay of the call will be available later in the day via Dobson’s web site or by phone.

Replay	(888) 203-1112
Pass code	753890

     The replay will be available by phone for two weeks.

     Dobson Communications is a leading provider of wireless phone services to rural and suburban markets in the United States. Headquartered in Oklahoma City, the rapidly growing Company owns wireless operations in 16 states. For additional information on the Company and its operations, please visit its web site at www.dobson.net.

     This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to,

statements regarding the Company’s plans, intentions and expectations. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, but are not limited to, increased levels of competition; shortages of key equipment; further declines in roaming MOUs; restrictions on the Company’s ability to finance its growth; and other factors. A more extensive discussion of the risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s reports and other filings filed with the Securities and Exchange Commission. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements.

CONTACT:	Dobson Communications, Oklahoma City J. Warren Henry (405) 529-8820

Table 1

Dobson Communications Corporation Statements of Operations

	Three Months Ended		Year Ended
	December 31,		December 31,
	2003	2002	2003	2002
		($ in thousands except per share data)
		(unaudited)
Operating Revenue
Service revenue	$185,708	$81,828	$505,860	$323,116
Roaming revenue	56,132	44,672	201,199	176,150
Equipment & other revenue	8,475	4,194	28,695	17,504

Total	250,315	130,694	735,754	516,770

Operating Expenses (excluding depreciation & amortization)
Cost of service	59,463	33,291	173,436	138,240
Cost of equipment	21,752	9,916	56,612	40,331
Marketing & selling	30,747	14,659	79,547	61,581
General & administrative	44,192	17,146	106,108	66,473

Total	156,154	75,012	415,703	306,625

EBITDA (1)	94,161	55,682	320,051	210,145
Depreciation & amortization	(45,560)	(19,120)	(119,424)	(75,181)

Operating income	48,601	36,562	200,627	134,964
Minority interest	(1,291)	(1,652)	(6,541)	(6,521)
Loss from investment in joint venture	—	—	—	(184,381)
Interest expense	(52,957)	(25,609)	(138,148)	(108,331)
(Loss) gain from extinguishment of debt	(24,175)	(435)	(52,277)	2,202
Loss from redemption of preferred stock	(26,777)	—	(26,777)	—
Dividends on mandatorily redeemable preferred stock	(12,735)	—	(30,568)	—
Other (expense) income, net	1,530	(4,938)	3,829	(1,636)

Income (loss) before income taxes	(67,804)	3,928	(49,855)	(163,703)
Income tax (expense) benefit	12,751	(1,498)	(845)	52,177

Income (loss) from continuing operations	(55,053)	2,430	(50,700)	(111,526)
Discontinued operations:
Income from discontinued operations, net of taxes (2)	(596)	5,893	11,945	24,454
Loss from discontinued operations from investment in joint venture	—	—	—	(327)
Gain from disposal of discontinued operations, net of taxes	(12,729)	—	14,786	88,315
Gain from disposal of discontinued operations from investment in joint venture	—	—	—	6,736

Income (loss) before cumulative effect of change in accounting principle	(68,378)	8,323	(23,969)	7,652
Cumulative effect of change in accounting principle, net of taxes	—	—	—	(33,294)
Cumulative effect of change in accounting principle from investment in joint venture	—	—	—	(140,820)

Net Income (loss)	(68,378)	8,323	(23,969)	(166,462)
Dividends on preferred stock	(1,879)	(22,838)	(43,300)	(94,451)
Gain on redemption of preferred stock	—	40,092	218,310	70,323

Net (loss) Income applicable to common shareholders	$(70,257)	$25,577	$151,041	$(190,590)

Basic net (loss) income applicable to common shareholders per common share:
Continuing operations	$(0.41)	$0.03	$(0.48)	$(1.23)
Discontinued operations	(0.10)	0.06	0.25	1.31
Change in accounting principle	—	—	—	(1.92)
Dividends on and redemption of preferred stock	(0.02)	0.19	1.65	(0.26)

Total basic net (loss) income applicable to common shareholders per common share	$(0.53)	$0.28	$1.42	$(2.10)

Basic weighted average common shares outstanding	133,686,530	90,109,318	106,291,582	90,671,688

Total diluted net (loss) income applicable to common shareholders per common share	$(0.53)	$0.28	$1.38	$(2.10)

Diluted weighted average common shares outstanding	133,686,530	90,132,042	109,676,631	90,671,688

(1) EBITDA is defined as income (loss) from continuing operations before interest income, interest expense, income taxes, depreciation, amortization, impairment of goodwill, other income, gain(loss) from extinguishment of debt, dividends on mandatorily redeemable preferred stock and minority interests. We believe that EBITDA provides meaningful additional information concerning a company’s operating results and its ability to service its long-term debt and other fixed obligations and to fund its continued growth. Many financial analysts consider EBITDA to be a meaningful indicator of an entity’s ability to meet its future financial obligations, and they consider growth in EBITDA to be an indicator of future profitability, especially in a capital-intensive industry such as wireless telecommunications. You should not construe EBITDA as an alternative to net income (loss) as determined in accordance with GAAP, as an alternative to cash flows from operating activities as determined in accordance with GAAP or as a measure of liquidity. Because EBITDA is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measures of other companies.

		Three Months Ended December 31,		Year Ended December 31,
		2003	2002	2003	2002
(2)	Operating results from income from discontinued operations:
	Service revenue	$4,224	$12,930	$31,649	$54,070
	Roaming revenue	3,059	15,063	36,577	70,357
	Equipment & other revenue	127	749	1,469	2,921

	Total operating revenue	7,410	28,742	69,695	127,348

	Cost of service	2,029	6,471	15,656	28,527
	Cost of equipment	563	1,594	3,628	6,197
	Marketing & selling	1,823	2,639	7,752	12,289
	General & administrative	1,600	3,494	8,845	14,616

	Total operating expenses (excluding depreciation and amortization)	6,015	14,198	35,881	61,629

	EBITDA	1,395	14,544	33,814	65,719

	Depreciation & amortization	(1,267)	(2,789)	(8,858)	(12,813)
	Interest expense & other	(1,089)	(2,250)	(5,690)	(13,467)
	Income tax expense	365	(3,612)	(7,321)	(14,985)

	Income from discontinued operations	$(596)	$5,893	$11,945	$24,454

Table 2

Dobson Communications Corporation
Selected Balance Sheet and Statistical Data

Balance Sheet Data:

	December 31, 2003	December 31, 2002
	($ in millions)	($ in millions)
	(unaudited)
Cash and cash equivalents (unrestricted) (1)	$208.2	$292.1

Total Debt:
DCS credit facility	$548.6	$—
Dobson Operating Co., L.L.C. credit facility	—	501.0
Sygnet credit facility	—	285.4
DCC 10.875% Senior Notes, net	298.4	298.2
DCC 8.875% Senior Notes	650.0	—
Dobson/Sygnet Senior Notes	5.3	188.5
ACC 9.5% Senior Notes, net	12.9	—
ACC 10.0% Senior Notes	900.0	—

Total debt	$2,415.2	$1,273.1

Preferred Stock:
Series AA Preferred Stock, 5.96%	$—	$200.0
Senior Exchangeable Preferred Stock, 12.25%, net (2)	59.2	362.3
Senior Exchangeable Preferred Stock, 13.00%, net (3)	194.1	196.0
Series F Preferred Stock	122.5	—

Total preferred stock	$375.8	$758.3

	Year Ended	Year Ended
	December 31, 2003	December 31, 2002
	($ in millions)	($ in millions)
Capital Expenditures:	$163.9	$72.9

(1)	Includes $30.8 million of cash from American Cellular for the year ended December 31, 2003.

(2)	Net of deferred financing costs of $(0.6) million and $(4.2) million and discount of $(1.2) million and $(8.4) million at December 31, 2003 and December 31, 2002, respectively.

(3)	Net of deferred financing costs of $(1.9) million and $(2.8) million at December 31, 2003 and December 31, 2002, respectively.

Table 3

Dobson Communications Corporation

(Includes results of American Cellular since its acquisition on 8/19/03)

For the Quarter Ended	12/31/2002	3/31/2003	6/30/2003	9/30/2003	12/31/2003
	($ in thousands except per subscriber data)
	(unaudited)
Operating Revenue
Service revenue	$81,828	$82,786	$89,022	$148,344	$185,708
Roaming revenue	44,672	40,919	48,427	55,721	56,132
Equipment & other revenue	4,194	5,187	6,028	9,005	8,475

Total	130,694	128,892	143,477	213,070	250,315

Operating Expenses
(excluding depreciation & amortization)
Cost of service	33,291	30,547	33,468	49,958	59,463
Cost of equipment	9,916	8,496	9,440	16,924	21,752
Marketing & selling	14,659	13,142	14,051	21,607	30,747
General & administrative	17,146	16,607	15,985	29,324	44,192

Total	75,012	68,792	72,944	117,813	156,154

EBITDA (1) (2)	$55,682	$60,100	$70,533	$95,257	$94,161

Pops	5,240,800	5,240,800	5,623,900	10,620,900	10,620,900
Post-paid
Gross Adds	50,800	36,500	38,100	68,800	89,100
Net Adds	19,100	6,700	11,300	12,000	8,200
Subscribers	639,600	646,300	772,900	1,441,800	1,451,700
Churn	1.7%	1.5%	1.4%	1.7%	1.9%
Average Service Revenue per Subscriber (ARPU)	$43	$42	$43	$44	$42
Average Service and Roaming Revenue per Subscriber	$66	$63	$67	$60	$55
Pre-paid
Net Adds	(1,300)	1,900	800	1,700	4,700
Subscribers	5,500	7,400	20,900	30,600	28,700
Reseller
Net Adds	1,900	3,200	2,400	900	1,500
Subscribers	21,400	24,600	34,700	70,200	71,700
Total
Net Adds	19,700	11,800	14,500	14,600	14,400
Subscribers	666,500	678,300	828,500	1,542,600	1,552,100
Penetration	12.7%	12.9%	14.7%	14.5%	14.6%

(1)	Includes, $1.8 million, $1.9 million, $2.1 million, $2.2 million and $1.7 million of EBITDA for the quarters ended December 31, 2002, March 31, 2003, June 30, 2003, September 30, 2003 and December 31, 2003, respectively, related to minority interests.

(2)	A reconciliation of EBITDA to net income from continuing operations as determined in accordance with generally accepted accounting principles is as follows:

Income (loss) from continuing operations	$2,430	$10,310	$16,515	$(22,472)	$(55,053)
Add back non-EBITDA items included in income from continuing operations:
Depreciation & amortization	(19,120)	(19,940)	(21,323)	(32,601)	(45,560)
Interest expense	(25,609)	(23,872)	(23,450)	(37,869)	(52,957)
Minority Interest	(1,652)	(1,619)	(1,785)	(1,846)	(1,291)
Loss from extinguishment of debt	(435)	—	—	(28,102)	(24,175)
Loss from redemption of preferred stock	—	—	—	—	(26,777)
Dividends on mandatorily redeemable preferred stock	—	—	—	(17,833)	(12,735)
Other income (expense)	(4,938)	1,959	2,653	(2,313)	1,530
Income tax expense	(1,498)	(6,318)	(10,113)	2,835	12,751

EBITDA	$55,682	$60,100	$70,533	$95,257	$94,161

Table 4

Dobson Cellular Systems
(Formerly DOC and Sygnet)

For the Quarter Ended	12/31/2002	3/31/2003	6/30/2003	9/30/2003	12/31/2003
		($ in thousands except per subscriber data)
			(unaudited)
Operating Revenue
Service revenue	$81,828	$82,786	$89,022	$109,714	$107,335
Roaming revenue	44,672	40,919	48,427	41,182	30,722
Equipment & other revenue	4,194	5,187	6,028	7,749	6,357

Total	130,694	128,892	143,477	158,645	144,414

Operating Expenses
(excluding depreciation & amortization)
Cost of service	33,291	30,547	33,468	38,536	36,013
Cost of equipment	9,916	8,496	9,440	12,424	11,148
Marketing & selling	14,659	13,142	14,051	15,053	16,283
General & administrative	17,146	16,602	15,980	20,997	23,010

Total	75,012	68,787	72,939	87,010	86,454

EBITDA (1)(2)	$55,682	$60,105	$70,538	$71,635	$57,960

Net Adds
Pops	5,240,800	5,240,800	5,623,900	5,623,900	5,623,900
Post-paid
Gross Adds	50,800	36,500	38,100	47,700	45,700
Net Adds	19,100	6,700	11,300	9,700	2,700
Subscribers	639,600	646,300	772,900	776,400	780,800
Churn	1.7%	1.5%	1.4%	1.6%	1.8%
Average Service Revenue per Subscriber (ARPU)	$43	$42	$43	$46	$45
Average Service and Roaming Revenue per Subscriber	$66	$63	$67	$64	$58
Pre-paid
Net Adds	(1,300)	1,900	800	1,600	2,300
Subscribers	5,500	7,400	20,900	22,500	18,200
Reseller
Net Adds	1,900	3,200	2,400	1,100	1,900
Subscribers	21,400	24,600	34,700	42,000	43,900
Total
Net Adds	19,700	11,800	14,500	12,400	6,900
Subscribers	666,500	678,300	828,500	840,900	842,900
Penetration	12.7%	12.9%	14.7%	15.0%	15.0%

(1)	Includes, $1.8 million, $1.9 million, $2.1 million, $2.2 million and $1.7 million of EBITDA for the quarters ended December 31, 2002, March 31, 2003, June 30, 2003, September 30, 2003 and December 31, 2003, respectively, related to minority interests.

(2)	A reconciliation of EBITDA to net income from continuing operations as determined in accordance with generally accepted accounting principles is as follows:

Income from continuing operations	$11,883	$14,983	$21,346	$1,094	$3,771
Add back non-EBITDA items included in net income from continuing operations:
Depreciation & amortization	(19,402)	(19,821)	(21,206)	(23,975)	(25,774)
Interest expense	(17,141)	(16,033)	(16,159)	(13,842)	(7,701)
Minority Interest	(1,652)	(1,619)	(1,785)	(1,847)	(1,291)
Loss from extinguishment of debt	(435)	—	—	(28,102)	(24,175)
Other income (expense)	2,176	1,533	3,043	(2,105)	3,838
Income tax expense	(7,345)	(9,182)	(13,085)	(670)	914

EBITDA	$55,682	$60,105	$70,538	$71,635	$57,960

Table 5

American Cellular Corporation

	Predecessor				ACC	ACC
				7/1/03 -	8/19/03 -
For the Quarter Ended	12/31/2002	3/31/2003	6/30/2003	8/18/2003	9/30/2003	12/31/2003
		($ in thousands except per subscriber data)
			(unaudited)
Operating Revenue
Service revenue	$76,267	$75,176	$78,120	$42,492	$38,630	$78,372
Roaming revenue	32,725	27,680	34,718	19,989	14,539	25,410
Equipment & other revenue	3,943	3,634	4,099	2,819	1,994	3,679

Total	112,935	106,490	116,937	65,300	55,163	107,461

Operating Expenses
(excluding depreciation & amortization)
Cost of service	25,372	23,569	24,854	13,802	11,612	23,849
Cost of equipment	10,003	8,909	9,182	5,527	4,500	10,604
Marketing & selling	14,205	12,391	12,442	6,348	6,553	14,464
General & administrative	18,258	17,694	17,253	9,488	8,872	22,338

Total	67,838	62,563	63,731	35,165	31,537	71,255

EBITDA (1)	$45,097	$43,927	$53,206	$30,135	$23,626	$36,206

Pops	4,997,000	4,997,000	4,997,000	4,997,000	4,997,000	4,997,000
Post-paid
Gross Adds	53,000	38,500	37,900	22,800	21,100	43,400
Net Adds	14,800	(200)	3,500	2,000	2,300	5,500
Subscribers	657,800	657,600	661,100	663,100	665,400	670,900
Churn	2.0%	2.0%	1.7%	2.0%	2.1%	1.9%
Average Service Revenue per Subscriber (ARPU)	$39	$38	$39	$40	$41	$39
Average Service and Roaming Revenue per Subscriber	$55	$52	$56	$58	$57	$51
Pre-paid
Net Adds	900	1,700	1,000	400	100	2,400
Subscribers	4,900	6,600	7,600	8,000	8,100	10,500
Reseller
Net Adds	1,600	200	900	(400)	(200)	(400)
Subscribers	27,700	27,900	28,800	28,400	28,200	27,800
Total
Net Adds	17,300	1,700	5,400	2,000	2,200	7,500
Subscribers	690,400	692,100	697,500	699,500	701,700	709,200
Penetration	13.8%	13.9%	14.0%	14.0%	14.0%	14.2%

(1)	A reconciliation of EBITDA to net income (loss) as determined in accordance with generally accepted accounting principles is as follows:

Net income (loss) from continuing operations	$(422,908)	$(2,406)	$2,103	$2,642	$656	$(5,005)
Add back non-EBITDA items included in net income (loss):
Depreciation & amortization	(17,050)	(17,004)	(17,573)	(9,014)	(8,861)	(19,786)
Interest expense	(32,756)	(31,254)	(31,211)	(15,672)	(13,849)	(23,924)
Dividends on mandatorily redeemable preferred stock	—	—	—	(703)	—	—
Impairment of goodwill	(423,894)	—	—	—	—	—
Other income (loss)	423	321	(917)	58	142	(568)
Income tax (expense) benefit	5,272	1,604	(1,402)	(2,162)	(402)	3,067

EBITDA	$45,097	$43,927	$53,206	$30,135	$23,626	$36,206